UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2022

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 415 632-5600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Faiz Ahmad and Kathryn Reimann

On July 29, 2022, the Board of Directors (the “Board”) of LendingClub Corporation (the “Company”) appointed Faiz Ahmad, age 50, and Kathryn Reimann, age 65, to the Board, each effective as of August 15, 2022. Mr. Ahmad was appointed to the Board as a Class I director who will serve until the Company’s 2024 annual meeting of stockholders, or until his successor is duly elected and qualified. Ms. Reimann was appointed to the Board as a Class III director who will serve until the Company’s 2023 annual meeting of stockholders, or until her successor is duly elected and qualified. Mr. Ahmad was also appointed as a member of the Compensation Committee, Nominating and Corporate Governance Committee and Operational Risk Committee; and Ms. Reimann was also appointed as a member of the Audit Committee, Credit Risk and Finance Committee and Operational Risk Committee.

In connection with joining the Board, Mr. Ahmad and Ms. Reimann will receive a pro rata portion of the annual cash retainer and a grant of restricted stock units, each in accordance with the Company’s non-employee director compensation policy as described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2022.

The Company expects to enter into its standard form of indemnity agreement with each of Mr. Ahmad and Ms. Reimann, a copy of which was filed as Exhibit 10.1 to the Company’s Form S-1/A filed with the SEC on December 1, 2014 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Ahmad or Ms. Reimann and any other persons pursuant to which either was appointed to the Board. There are also no family relationships between Mr. Ahmad or Ms. Reimann and any director or executive officer of the Company and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Patricia McCord

On July 29, 2022, Patricia McCord notified the Company of her resignation, effective September 30, 2022, from the Board and all committees of the Board.

Ms. McCord is currently a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee. Ms. McCord’s decision to resign from the Board was not as a result of any disagreement with the Company.

On August 1, 2022, the Company issued a press release announcing the appointments of Mr. Ahmad and Ms. Reimann to the Board and resignation of Ms. McCord. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated July 29, 2022
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	August 2, 2022	By:	/s/ Brandon Pace
Brandon Pace
Chief Administrative Officer and Secretary